Exhibit 99.2

Unity Announces Pricing of $1.5 Billion Offering of Convertible Senior Notes

SAN FRANCISCO, Calif., Nov 16, 2021 — Unity Software Inc. (“Unity”) (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, today announced the pricing of $1.5 billion aggregate principal amount of 0% Convertible Senior Notes due 2026 (the “Notes”) in a private placement (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Unity has also granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $225.0 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to close on November 19, 2021, subject to customary closing conditions.

The Notes will be general unsecured obligations of Unity and will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on November 15, 2026, unless earlier converted, redeemed or repurchased.

Unity estimates that the net proceeds from the Offering will be approximately $1.48 billion (or approximately $1.70 billion if the initial purchasers exercise their option to purchase additional Notes in full) to Unity after deducting the initial purchasers’ discounts and commissions and estimated Offering expenses payable by Unity. Unity expects to use a portion of the net proceeds from the Offering to pay the cost of the capped call transactions described below, and the remaining net proceeds for general corporate purposes, as well as for acquisitions or strategic investments in complementary businesses or technologies. If the initial purchasers exercise their option to purchase additional Notes, Unity expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the Option Counterparties (as defined below) and the remaining net proceeds for general corporate purposes and for acquisitions or strategic investments in complementary businesses or technologies.

The Notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Unity will pay or deliver, as the case may be, cash, shares of Unity’s common stock or a combination of cash and shares of Unity’s common stock, at its election. The initial conversion rate is 3.2392 shares of Unity’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $308.72 per share of Unity’s common stock, which represents a conversion premium of approximately 57.5% to the last reported sale price of Unity’s common stock on The New York Stock Exchange on November 16, 2021), and will be subject to customary anti-dilution adjustments.

Unity may not redeem the Notes prior to November 20, 2024. Unity may redeem for cash all or any portion of the Notes, at its option, on or after November 20, 2024 if the last reported sale price of Unity’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Unity provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Unity redeems less than all of the outstanding Notes, at least $150 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.

If Unity undergoes a “fundamental change,” then, subject to certain conditions and limited exceptions, holders may require Unity to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Unity delivers a notice of redemption, Unity will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

In connection with the pricing of the Notes, Unity entered into capped call transactions with certain of the initial purchasers or affiliates thereof and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Unity’s common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Unity’s common stock upon any conversion of Notes and/or offset any cash payments Unity is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes will initially be approximately $343.02, which represents a premium of approximately 75.0% over the last report sale price of Unity’s common stock on The New York Stock Exchange on November 16, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Unity expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Unity’s common stock and/or purchase shares of Unity’s common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Unity’s common stock or the trading price of the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Unity’s common stock and/or purchasing or selling Unity’s common stock or other securities of Unity in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent Unity exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Unity’s common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, this could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The notes were only offered to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The Notes and any shares of Unity’s common stock potentially issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Unity

Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning the timing and completion of the Offering of the Notes and the capped call transactions and the anticipated use of proceeds from the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Unity’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Unity’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and other filings that Unity makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Unity undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.

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Source: Unity